EXHIBIT 4.1

                            STOCKHOLDERS' AGREEMENT


            Stockholders' Agreement (as such agreement may be amended from time to time, this "Agreement"), dated as of December 21, 2000, by and among HP Acquisition Corp., a Delaware corporation ("HPAC"), WC Holdings, Inc., a Delaware corporation ("WC Holdings"), Security Capital Corporation, a Delaware corporation ("SCC"), and Robert J. Bossart, Randy E. Jones, Richard T. Kurth, Paul A. Miller, Daniel R. Sullivan and Jonathan R. Wagner (such persons being referred to individually as a "Management Holder" and collectively as the "Management Holders").

                                    RECITALS

            A. Security Capital, HPAC and Health Power, Inc., a Delaware corporation ("Health Power") are parties to an Agreement and Plan of Merger dated as of June 8, 2000, as amended (the "Merger Agreement") pursuant to which, as of the Effective Time (as defined in the Merger Agreement), HPAC will be merged with and into Health Power, with Health Power continuing as the surviving corporation, and with each share of the Common Stock, par value $.01 per share, of HPAC ("HPAC Common Stock") which is issued and outstanding as of the Effective Time being converted into and becoming one fully paid and nonassessable share of the Common Stock, par value $.01 per share, of Health Power ("Health Power Common Stock").

            B. In connection with the transactions contemplated by the Merger Agreement, the Management Holders have agreed to acquire, for a total consideration of $2,000,000, shares of HPAC Common Stock which, in the aggregate, will represent twenty percent (20%) of the outstanding shares of HPAC Common Stock as of immediately prior to the Effective Time, and WC Holdings has agreed to acquire, for a total consideration of $8,000,000, shares of HPAC Common Stock which, in the aggregate, will represent eighty percent (80%) of the outstanding shares of HPAC Common Stock immediately prior to the Effective Time. Pursuant to the Health Power, Inc. 2000 Management Stock Option Plan (the "Option Plan"), to be adopted and approved by the Board of Directors and stockholders of Health Power as soon as practicable following the Effective Time, and separate option agreements to be entered into between Health Power and each of the Management Holders and one or more other key employees of Health Power or its Subsidiaries in accordance therewith, the Company will grant the Management Holders and such other employee or employees options ("Options") to purchase, in the aggregate, up to an additional five percent (5%) of the number of shares of Health Power Common Stock which are issued and outstanding as of the Effective Time.

            C. In order to prevent the exercise of any Options from causing SCC to hold at any time, directly or indirectly, less than eighty percent (80%) of the outstanding Health Power Common Stock, as well as to provide the Management Holders liquidity with respect to their respective ownership interests in Health Power following the Effective Time, the parties, among other things, wish to set forth the circumstances under which (i) the Management Holders may exchange their shares of Health Power Common Stock, or the vested portions of their Options, for shares of the Class A Common Stock, par value $.01 per share, of SCC ("SCC Common Stock"), or cash, if SCC so elects, or (ii) SCC or Health Power may require that the Management Holders effect such an exchange.

            D. The parties also desire to promote their mutual interests by imposing certain other restrictions and obligations on themselves, Health Power and the shares of Health Power Common Stock or other equity securities of Health Power or SCC now held or hereafter acquired by them.

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            NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                                    ARTICLE I
                               CERTAIN DEFINITIONS

            Section 1.01. CERTAIN DEFINITIONS. As hereinafter used in this Agreement, the following terms shall have the meanings indicated:

            AFFILIATE. "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

            APPLICABLE LOT LIMIT. "Applicable Lot Limit" means (i) for each of the first five (5) years immediately following the Original Lot Acquisition Date of any Original Lot, thirty- four percent (34%) of such Original Lot, and (ii) for each year thereafter, eighty percent (80%) of such Original Lot.

            APPLICABLE NOTICE PERIOD. "Applicable Notice Period" means for each calendar year while the Exchange Opportunity (as defined in Section 2.02 below) remains available to any Holder, the period beginning on April 1 and ending on April 30 of such calendar year, or such later date to which such period may be extended in writing by the Secretary in his discretion prior to the end of such thirty (30) day period.

            APPRAISER. "Appraiser" means an independent, disinterested third party who (or which) is knowledgeable in the business of valuing companies, including companies engaged in the businesses in which the Company then competes.

            COMMISSION. "Commission" means the Securities and Exchange
Commission.

            COMMON STOCK. "Common Stock" means Health Power Common Stock.

            COMPANY. "Company" means HPAC prior to the Effective Time and Health Power as of the Effective Time and thereafter.

            EXCHANGE ACT. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            HOLDER. "Holder" means each Management Holder and any other holder of Shares, Options or Restricted Securities who is, or who is required to become, a party to this Agreement.

            INSTRUMENT OF ACCESSION. "Instrument of Accession" means an Instrument of Accession" in the form of SCHEDULE 1 hereto.

            LIEN. "Lien" means and includes any lien, security interest, pledge, charge, option, right of first refusal, voting trust or agreement, claim, mortgage, lease, easement,

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restriction or any other encumbrance whatsoever, excluding any Lien arising pursuant to the terms and provisions of this Agreement.

            OPTIONS. "Options" means the Options, as defined in the recitals to this Agreement and any other options granted to employees of the Company in accordance with the provisions of the Plan.

            ORIGINAL LOT. "Original Lot" means the total number of Shares heretofore or hereafter acquired by any Holder as of the same date, or the total number of Shares covered by each portion of the Options (or portion of any other options) issued to such Holder which vests as of the same date (including, in the event applicable, those Shares as to which vesting occurs on an accelerated basis). For purposes of clarification, all shares of Common Stock to be acquired by each Holder at the Effective Time shall be considered an "Original Lot" of such Holder.

            PERMITTED TRANSFEREE. "Permitted Transferee" of a Holder means such Holder's executor, administrator, spouse, children or other lineal descendants, or a trust established exclusively for the benefit of such Holder and/or such Holder's spouse, children or other lineal descendants. Whenever reference is made in this Agreement to the rights and obligations of a Holder or group of Holders hereunder in respect of Shares or Options owned by such Holder or group of Holders, such reference shall be deemed to include all Permitted Transferees of such Holder or group of Holders and all Shares and Options held by such Permitted Transferees.

            PERSON. "Person" means any individual, partnership, joint venture, firm, corporation, limited liability company, limited liability partnership, association, trust or other enterprise.

            REGISTER, REGISTERED and REGISTRATION. The terms "register", "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act (and any post-effective amendments filed or required to be filed), and the declaration or ordering of the effectiveness of such registration statement.

            REGISTRABLE SECURITIES. "Registrable Securities" means the Restricted Securities, but excluding any such securities which have previously been registered or sold to the public or have been sold in a private transaction in which the transferor's rights under Article IV of this Agreement are not assigned.

            REGISTRATION EXPENSES. "Registration Expenses" means all expenses incurred by SCC in complying with Sections 4.04, 4.05, and 4.06 including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for SCC and for the Holders, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of SCC, which shall be paid in any event by SCC). Registration Expenses shall not include Selling Expenses or other compensation paid to underwriters or other agents or brokers to effect the sale or the fees of more than one counsel for the Holders.

            "RESTRICTED SECURITIES" means SCC Shares acquired by a Holder in connection with his exercise of the Exchange Opportunity, and any other securities issued or issuable, directly or indirectly, in respect of any of such SCC Shares upon any stock split, stock dividend, recapitalization, or similar event.

            "RULE 145" shall mean Rule 145 promulgated under the Securities Act, or any similar successor rule, as the same shall be in effect from time to time.

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            "RULE 415" shall mean Rule 415 promulgated under the Securities Act, or any similar successor rule, as the same shall be in effect from time to time.

            SCC FAIR MARKET VALUE PER SHARE. "SCC Fair Market Value Per Share" means the average of the closing bid and asked prices of one share of SCC Common Stock quoted in the over-the-counter market, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, or the last reported sale price of the SCC Common Stock or the closing price quoted on the NASDAQ National Market System or on any exchange on which the SCC Common Stock is listed, whichever is applicable, in any such case as published in the Eastern Edition of THE WALL STREET JOURNAL for the twenty (20) trading days immediately prior to the beginning of the Applicable Notice Period, for purposes of Section 2.02, and for the twenty (20) trading days immediately prior to SCC's receipt of the last request by a Holder for registration, for purposes of Section 4.12.

            SCC SHARES. "SCC Shares" means SCC Common Stock, and any and all other equity securities of SCC issued or issuable in respect of any such equity securities as a result of a stock dividend, stock split, reclassification, recapitalization or otherwise.

            SECRETARY. "Secretary" means the corporate Secretary of SCC.

            SECURITIES ACT. "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, as shall be in effect at the time.

            SELLING EXPENSES. "Selling Expenses" shall mean all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities.

            SENIOR LENDER. "Senior Lender" shall mean Bank One, N.A., including its permitted successors and assigns under the Senior Loan Agreements.

            SENIOR LOAN AGREEMENTS. "Senior Loan Agreements" shall mean that Loan Agreement of even date herewith, among the Company and each of its Subsidiaries, as borrowers, WC Holdings, as guarantor, and the Senior Lender, and all other Loan Documents (as defined therein), each as the same may be amended, modified, superseded or replaced after the date hereof.

            SHARES. "Shares" means any and all equity securities of the Company, including Health Power Common Stock, any and all other equity securities of the Company issued or issuable in respect of any such equity securities as a result of a stock dividend, stock split, reclassification, recapitalization or otherwise, but excluding shares of Common Stock or any such other equity securities issuable upon the exercise of Options.

            SIGNIFICANT ISSUER TRANSACTION. "Significant Issuer Transaction" means any (i) sale of all or substantially all of the assets of the Company, or
(ii) merger of the Company with or into any other corporation, person, or other entity or other form of corporate reorganization (other than a mere re-incorporation transaction), or (iii) a transaction in which the Company is the surviving entity but the shares of the Company's capital stock outstanding immediately prior to the transaction are exchanged or converted by virtue of the transaction into other property, whether in the form of securities, cash, a combination thereof or otherwise.

            STOCKHOLDER. "Stockholder" means any Person who owns any Shares and/or Options and who is, or who is required to become, a party to this Agreement.

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            SUBORDINATED LENDER. "Subordinated Lender" shall mean Banc One
Mezzanine Corporation, including its permitted successors and assigns under the Subordinated Loan Agreements.

            SUBORDINATED LOAN AGREEMENTS. "Subordinated Loan Agreements" shall mean that Note Purchase Agreement of even date herewith, among WC Holdings, as borrower, the Company and each of its Subsidiaries, as guarantors, and Banc One Mezzanine Corporation, as purchaser, and all Related Documents (as defined therein), each as the same may be amended, modified, superseded or replaced after the date hereof.

            SUBSIDIARY. "Subsidiary" means, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation is at the time directly or indirectly owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

            TAKE-ALONG PRO RATA PORTION. "Take-Along Pro Rata Portion" means the product of (a) the number of Shares sought to be acquired by a prospective purchaser multiplied by (b) a fraction, the numerator of which is the number of Shares then held by a Holder, and the denominator of which is the number of all Shares then issued and outstanding.

            VESTED OPTIONS. "Vested Options" means such portions of any Options which, at the relevant time of determination, have vested in accordance with the option agreements governing such options.

            VESTED OPTION SHARES "Vested Option Shares" means the number of Shares which, at the relevant time of determination, but subject to the provisions of this Agreement, could be acquired upon the exercise of Vested Options.

                                   ARTICLE II
                         EXCHANGE RIGHTS AND OBLIGATIONS

            Section 2.01. GENERAL LIMITATION WITH RESPECT TO OUTSTANDING SHARES. Notwithstanding any provision of this Agreement (or any other agreement between or among any of the parties hereto) to the contrary, in no event shall any issuance of Shares, or the exercise of any Option, be effective to the extent that, as a result thereof, SCC would cease to hold, directly or indirectly, less than eighty percent (80%) of each class of capital stock of the Company or SCC would otherwise be unable to file on a consolidated basis with the Company. SCC shall have sole discretion to determine whether, and to what extent, the foregoing prohibition applies to any proposed transaction.

            Section 2.02. ANNUAL EXCHANGE OPPORTUNITY. On an annual basis while this Agreement remains in effect (and subject to Sections 2.03, 2.04 and 3.02 below), each Holder shall have the right and opportunity to exchange (the "Exchange Opportunity") any or all of the Shares or Vested Options now owned or hereafter acquired by him for SCC Shares, in accordance with, and subject to, the following terms, conditions and limitations:

            (a) Any Holder (a "Participating Holder") who wishes to participate in the Exchange Opportunity in any calendar year must give written notice (a "Participation Notice") addressed to the Secretary during the Applicable Notice Period, specifying the number of Shares and/or the Vested Options (or portions thereof) (collectively, the "Put Securities") which he

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wishes to exchange for SCC Shares, provided that in no event shall such
Participation Notice be effective to the extent that the Applicable Lot Limit would be exceeded with respect to any Original Lot of such Participating Holder.

            (b) The purchase price payable to a Participating Holder for his Put Securities shall be equal to (i) the product of (A) the sum of the number of Shares, plus the number of Vested Option Shares, covered by the Put Securities, multiplied by (B) the Fair Market Value Per Share (as defined below), reduced by
(ii) the aggregate exercise price applicable to any Vested Option Shares covered by the Put Securities.

            (c) SCC may, in its sole and absolute discretion, elect to pay the purchase price for the Put Securities of any Participating Holder with SCC Shares, in cash, or in any combination of cash and SCC Shares, and to the extent payable in cash, SCC may substitute WC Holdings, the Company or any other Affiliate or Subsidiary of SCC as the purchaser of Put Securities. To the extent that SCC elects to pay for Put Securities with SCC Shares, the number of SCC Shares to be issued to the Participating Holder shall be equal to (x) the purchase price of such Put Securities (as determined in accordance with Section 2.02(b) above), divided by (y) the SCC Fair Market Value Per Share.

            (d) "Fair Market Value Per Share" shall be determined as follows:

                  (i) Such value may be determined by mutual agreement between SCC and Participating Holders holding a majority in interest of the Put Securities subject to Final Submission Notices (as defined below).

                  (ii) If such value is not agreed upon in accordance with clause (i) above, and the Company has had an initial public offering and the Common Stock is then publicly traded, then such value shall be determined in the same manner that the SCC Fair Market Value Per Share would be determined for the Applicable Notice Period.

                  (iii) If neither of clauses (i) or (ii) above is applicable, and within the twelve (12) month period preceding the beginning of the Applicable Notice Period, the Company has completed one or more bona fide private sales of Common Stock (whether to SCC, any Affiliate of SCC or any unrelated third party), or, as of the beginning of the Applicable Notice Period, any such sale is pending, then such value shall be deemed equal to the per share price to be paid in connection with the pending sale or, if none, then such value shall be deemed equal to the per share price paid in connection with the most recent of such completed sales.

                  (iv) If none of clauses (i), (ii) or (iii) above is applicable, SCC only, in its sole and absolute discretion, may elect to have such value determined by applying the following formula:

                               (W+X-Y)
            FMVPS       =     --------
                                  Z

            Where:

            W     =     The aggregate exercise price with respect to all options
                        which are referred to in the determination of Z below;

            X     =     The product of six (6) multiplied by the Company's
                        operating profits (defined as earnings of the Company and its Subsidiaries on

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                        a consolidated basis, before interest, taxes,
                        amortization of intangibles, and parent company charges (except for parent company out of pocket cash expenses), and determined on the basis of the Company's financial statements) for the most recently completed fiscal year of the Company;

            Y     =     Indebtedness of the Company and its Subsidiaries
                        outstanding as at the end of the most recently completed fiscal year of the Company (including interest-bearing debt, seller notes or other non-interest- bearing debt, deferred revenue, other debt equivalents, revolving debt and inter-company payables or advances between the Company or any of its Subsidiaries and any parent entity, netted against inter-company receivables
                        (specifically including WC Holdings and SCC)), provided that (a) the revolving debt deemed to be outstanding will be the sum of the month-end outstanding balances of revolving debt divided by twelve, and (b) Indebtedness outstanding at December 31 of any year will be deemed to be reduced by the sum of the month-end cash balances divided by twelve, regardless of whether revolving debt is outstanding at any month end; and

            Z     =     The total number of outstanding shares of Common Stock
                        as at the beginning of the Applicable Notice Period, plus the number of Shares which could be acquired by the exercise of all outstanding Options, warrants or equivalents thereof, whether or not then fully exercisable.

                  (v) If none of clauses (i), (ii) or (iii) above is applicable, and SCC does not elect to have Fair Market Value Per Share determined by applying the formula set forth in clause (iv) above, then such value shall be determined by an Appraiser selected by Participating Holders holding a majority in interest of the Put Securities subject to Final Submission Notices, as to which selection SCC shall not unreasonably object.

            (e) On or before May 15 of each calendar year in which one or more effective Participation Notices has been delivered, the Secretary shall give written notice (a "Terms Notice") to each Participating Holder (i) acknowledging the number and types of Put Securities specified in his Participation Notice, and, if relevant, specifying the extent to which such Participation Notice is not effective due to the application of Applicable Lot Limits, (ii) specifying the applicable basis, based on the provisions of Section 2.02(d) above, upon which SCC believes Fair Market Value Per Share should be determined (and relevant supporting information if appropriate), and (iii) specifying the type of consideration to be paid to Participating Holders in exchange for their Put Securities or, if applicable, the respective percentages of the total purchase price to be paid in SCC Shares and cash, respectively.

            (f) Within fifteen (15) days after all Participating Holders have received a Terms Notice, or such later date to which such period may be extended in writing by the Secretary prior to the end of such fifteen (15) day period (the "Final Submission Period"), each Participating Holder who still wishes to participate in the Exchange Opportunity for the current calender year must give written notice (a "Final Submission Notice") addressed to the Secretary, confirming the Put Securities which he wishes to exchange and acceptance of the terms of such exchange, as described in the Terms Notice, or if relevant, specifying any objections that the Participating Holder has with respect to such terms. As soon as practicable following the end of

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the Final Submission Period, SCC and the Participating Holders who submitted
Final Submission Notices ("Confirmed Participants") shall cooperate in good faith to finalize the determination of the Fair Market Value Per Share and otherwise complete the exchange of the Put Securities for SCC Shares and/or cash, as the case may be, in accordance with the provisions of this Agreement, as soon as reasonably practicable. The obligation of SCC or any Affiliate thereof, however, to complete any such exchange with a Confirmed Participant shall be subject to the Confirmed Participant's ability to deliver his Put Securities free and clear of all Liens.

            Section 2.03. RIGHT OF SCC TO DEFER EXCHANGE. In each calendar year SCC may elect, by written notice (a "Deferral Notice") given to each Confirmed Participant, to defer performance of its obligation to purchase the Put Securities of any Confirmed Participant, for a period of up to sixty (60) days after the terms of such purchase have been finalized in accordance with the provisions of Section 2.02 above, or such later date to which such period may be extended in writing by a majority in interest of the Confirmed Participants prior to the end of such sixty (60) day period (the "Deferral Period"), to the extent, but only to the extent, that such performance is, at the time of such deferral, prohibited or otherwise limited by applicable law, agreements with lenders, including, without limitation, any of the Senior Loan Agreements or any of the Subordinated Loan Agreements, or by any other agreements or circumstances, in each case as determined by the Board of Directors of SCC acting in good faith and described in the Deferral Notice. Following the Deferral Notice, SCC will utilize commercially reasonable efforts to obtain any required waivers or consents from lenders or other third persons so as to permit it (or its Affiliates) to fully perform its obligation to purchase any Put Securities in accordance herewith (PROVIDED, HOWEVER, that the foregoing shall not obligate SCC to seek additional funding), or may submit a proposal for the purchase of the Put Securities by some alternative means which SCC is able to fully perform and which is acceptable to a majority in interest of the Confirmed Participants (an "Alternative Proposal"). If during the Deferral Period, SCC is unable to fully perform its obligation to purchase the Put Securities in accordance herewith, and does not provide an Alternative Proposal, then a majority in interest of the Confirmed Participants may elect, by written notice given to SCC within the period ending (30) days after the last day of the Deferral Period, or such later date to which such period may be extended in writing by SCC prior to the end of such thirty (30) day period (the "Sale Transaction Notice Period"), to require SCC to engage an investment banking firm, reasonably acceptable to a majority in interest of the Confirmed Participants, to seek consummation of a business combination or other corporate transaction (a "Sale Transaction"), the terms of which would include the sale or exchange of the Put Securities on the same terms that the Shares held by SCC or its Affiliate would be sold or exchanged in connection therewith. Notwithstanding the foregoing, at any time prior to the consummation of any Sale Transaction, SCC shall retain the right to purchase the Put Securities in accordance with the terms on which the Put Securities would have previously been purchased hereunder, but for the deferral of such obligation, instead of completing the Sale Transaction. If a Sale Transaction Notice is not given to SCC within the Sale Transaction Notice Period, then, unless otherwise agreed by a majority in interest of the Confirmed Participants and SCC, all Final Submission Notices for the then current calendar year shall be deemed withdrawn, and all further obligations of SCC or any Affiliate in respect of the Put Securities described therein shall be terminated. However, in subsequent years, the Exchange Opportunity shall continue to be made available to Holders in accordance with the provisions of, and subject to the limitations of (including Applicable Lot Limits), of this Article II above.

            Section 2.04. EXCHANGE OPPORTUNITY AND OTHER PROVISIONS OF THIS AGREEMENT SUBJECT TO AGREEMENTS WITH LENDERS AND APPLICABLE LAW. Notwithstanding anything in this Agreement to the contrary, including, without limitation the provisions of Sections 2.01 through 2.03 above, in no event shall SCC or any Affiliate, including, without limitation, WC Holdings,

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the Company or any of their respective Subsidiaries, be required to take any action which is, or would be, in contravention of, or would constitute an event of default or an event which, upon notice, the passage of time, or both, would constitute an event of default (as the foregoing terms are so defined), under agreements with their respective lenders, including, without limitation, any of the Senior Loan Agreements or any of the Subordinated Loan Agreements, or in violation of applicable law, and each of the Holders acknowledges, agrees and confirms that (i) as at the Effective Time and for an indeterminable amount of time thereafter, his respective right to exercise the Exchange Opportunity will be subject to certain limitations and restrictions imposed pursuant to the terms of certain agreements with lenders, including, without limitation, the Senior Loan Agreements and the Subordinated Loan Agreements, and that (ii) notwithstanding the provisions of Section 2.03, to the extent, from time to time, that any proposed exercise of the Exchange Opportunity by any Holder (or by more than one Holder in the aggregate) would cause any such limitations or restrictions to be violated, the only obligation of SCC or any Affiliate to such Holder or Holders in such event shall be to request in writing to the applicable lender(s) that the application of such requirements be waived or otherwise modified to permit such exercise. In addition, to the extent that any other provision of this Agreement, including, without limitation, any of the provisions of Article IV or Article V hereof, are (whether as written or as might be applied in a particular instance (such as, by way of example only, the requirement for Company and SCC Acceptance of an Instrument of Accession under Sections 4.01 or 5.02)) in conflict with, or the application of which would interfere with, the exercise of the rights of the Senior Lender or the Subordinated Lender, as the case may be, under the Senior Loan Agreements or the Subordinated Loan Agreements (including, without limitation, the Stock Pledge Agreement (as defined in the Subordinated Loan Documents), respectively, the rights of the Senior Lender or the Subordinated Lender, as the case may be, shall prevail.

                                   ARTICLE III
                                TAKE-ALONG RIGHTS

            Section 3.01. TAKE-ALONG PROVISIONS. If at any time Stockholders (including, for purposes of clarification, any Person who becomes an owner of Shares in connection with the exercise by the Subordinated Lender of its rights under the Stock Pledge Agreement) owning at least a majority of the Shares (the "Majority Take-Along Holders") shall approve a Significant Issuer Transaction, such Majority Take-Along Holders shall have the right and option to require the Company and each other Stockholder to consent to, vote for, or otherwise not dissent to the approval of such Significant Issuer Transaction in any stockholders' action to be taken with respect thereto, and to take any and all action and to do and perform any and all acts and things deemed reasonably necessary by the Majority Take-Along Holders to effect the Significant Issuer Transaction, on the same terms and conditions applicable to the Majority Take-Along Holders. In addition, if at any time Majority Take-Along Holders shall propose that the Stockholders sell to a purchaser or related group of purchasers, in a single transaction or related series of transactions, such number of Shares as equals or exceeds fifty percent (50%) or more of the outstanding Shares (a "Stock Offer"), then the Majority Take-Along Holders shall have the right and option to require each other Stockholder to sell up to his Take-Along Pro Rata Portion of his respective Shares to the prospective third party purchaser, and to take any and all action and to do and perform any and all acts and things deemed reasonably necessary by the Majority Take-Along Holders to effect such sales, on the same terms and conditions applicable to the Majority Take-Along Holders.

            Section 3.02. SUSPENSION/TERMINATION OF EXCHANGE OPPORTUNITY PROVISIONS. The Exchange Opportunity (and all rights and obligations in respect thereof) shall be suspended during the pendency of a Stock Offer or a Significant Issuer Transaction to the extent, but only to the extent, that the consummation thereof would result in the purchase of a Holder's Shares or

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Vested Options, and shall terminate upon the consummation of any such transaction with respect to the Shares and Vested Options of a Holder which are so purchased.

                                   ARTICLE IV
                  RESTRICTIONS ON TRANSFER; REGISTRATION RIGHTS

      Section 4.01. RESTRICTIONS ON TRANSFER.

            (a) Except as expressly permitted or required by this Agreement, no Shares or Options shall be sold, assigned, transferred, or pledged by any Management Holder, to any Person other than a Permitted Transferee of such Holder, without the prior written consent of the Board of Directors of the Company. No transferee of any Holder (including any Permitted Transferee) shall be entitled to the benefits of this Agreement unless and until such transferee has executed and delivered to the Company and SCC an Instrument of Accession and, in the case of a transferee other than a Permitted Transferee, such Instrument of Accession has been accepted by the Company and SCC.

            (b) No Restricted Securities shall be sold, assigned, transferred, or pledged by any Holder, except upon the conditions specified in this Article IV, which conditions are intended to ensure compliance with the provisions of the Securities Act. Each Holder shall cause any proposed transferee of Restricted Securities held by a Holder to agree in writing to take and hold such securities subject to the provisions and upon the conditions specified in this
Article IV.

            Section 4.02. RESTRICTIVE LEGENDS.

            (a) Each certificate representing Shares or Restricted Securities shall (unless otherwise permitted by the provisions of Section 4.03 below) be stamped or otherwise imprinted with legends in substantially the following form to the extent applicable (in addition to any legend(s) required under applicable state securities laws):

      THE SALE AND ISSUANCE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAW OF ANY STATE OR OTHER JURISDICTION. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE DISTRIBUTION THEREOF. THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, OR TRANSFERRED UNLESS (I) A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO THESE SECURITIES AND SUCH OFFER, SALE, PLEDGE, OR TRANSFER IS IN COMPLIANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION OR (II) THERE IS AN OPINION OF COUNSEL OR OTHER EVIDENCE, IN EITHER CASE, SATISFACTORY TO THE CORPORATION, THAT AN EXEMPTION THEREFROM IS AVAILABLE AND THAT SUCH OFFER, SALE, PLEDGE, OR TRANSFER IS IN COMPLIANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.

      FURTHERMORE, THE SALE, PLEDGE, HYPOTHECATION, TRANSFER OR OTHER DISPOSITION OF THESE SECURITIES ARE RESTRICTED PURSUANT TO THE TERMS OF A STOCKHOLDERS' AGREEMENT DATED DECEMBER 21, 2000, AMONG THE CORPORATION, THE HOLDER OF THIS CERTIFICATE AND CERTAIN OTHER PERSONS. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF

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      RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE
      PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION.

            (b) Each Holder and any subsequent holder of any Shares or Restricted Securities consents to the Company or SCC, as the case may be, making a notation on its records and giving instructions to any transfer agent of any Shares or Restricted Securities in order to implement the restrictions on transfer described in this Article IV. SCC shall be obligated to reissue promptly certificates without the first of the foregoing legends at the request of any Holder of Restricted Securities if the Holder shall have obtained an opinion of counsel (which counsel may be counsel to SCC) reasonably acceptable to SCC to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend. Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by SCC of an order of the appropriate blue sky authority authorizing such removal or an opinion of counsel reasonably satisfactory to SCC to the effect that any such applicable state securities legends or stop-transfer instructions are not required and may be removed.

            (c) Each Holder (other than the Subordinated Lender upon exercise of its rights under the Subordinated Loan Agreements, including, without limitation, the Stock Pledge Agreement), by signing this Agreement or causing it to be signed, represents and warrants to the Company and SCC that such Holder is acquiring or has acquired his Shares for his own account for investment and not with a view to, or for resale in connection with, the distribution thereof.

      Section 4.03. NOTICE OF PROPOSED TRANSFERS. Prior to any proposed transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to SCC of such Holder's intention to make such transfer. Such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall be accompanied by a written opinion of legal counsel who shall be reasonably satisfactory to SCC, addressed to SCC and reasonably satisfactory in form and substance to SCC's counsel, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act; PROVIDED, HOWEVER, that for transactions made pursuant to Rule 144 under the Securities Act, an opinion of counsel shall only be required if reasonably requested by SCC and which shall be to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act. Each certificate evidencing the Restricted Securities so transferred shall bear the restrictive legend set forth in Section 4.02, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for SCC such legend is not required in order to establish compliance with any provisions of the securities laws.

      Section 4.04. PIGGYBACK REGISTRATION.

            (a) If at any time or from time to time, SCC shall determine to register in an underwritten offering any of its securities, either for its own account or the account of a security holder or holders, other than (i) a registration relating solely to employee benefit plans, or (ii) a registration relating solely to Rule 145 transaction, or a registration on any registration form that does not permit secondary sales, SCC shall:

                  (i) promptly give to each Holder written notice thereof; and

                  (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable

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Securities specified in a written request by each Holder, in each case received by SCC within twenty (20) days after SCC mails such written notice, subject to the provisions below.

            (b) The right of any Holder to registration pursuant to this Section
4.05 shall be conditioned upon the participation by such Holder in such underwriting and the inclusion of Registrable Securities of such Holder in the underwriting to the extent provided herein. Those parties proposing to distribute their securities through such underwriting shall (together with SCC and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by SCC. Notwithstanding any other provisions of this Section 4.04, if the managing underwriter determines that marketing factors require a limitation on the number of shares to be underwritten or a limitation on the number of Registrable Securities or other securities to be underwritten, the managing underwriter may limit the Registrable Securities or other securities to be included in such registration. SCC shall so advise all Holders and any other holders distributing their securities through such underwriting, and the number of shares of Registrable Securities and other securities that may be included in the registration and underwriting shall be allocated among SCC, the Holders and any other holders as follows: First, to SCC so as to permit SCC to include all shares that SCC desires to sell; and second, to all Holders and other holders pro rata, in proportion to the respective amounts of Registrable Securities or other securities entitled to inclusion in such registration held by such Holders and other holders at the time of the filing of the registration statement. If any Holder or other holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to SCC and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to one hundred eighty (180) days after the effective date of the registration statement relating thereto, or such other shorter period of time as the underwriters may require.

            (c) SCC shall have the right to terminate or withdraw any registration initiated by it under this Section 4.04 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

      Section 4.05. FORM S-3 REGISTRATION. SCC shall use its reasonable best efforts to remain qualified for registration on Form S-3. As long as SCC remains qualified for the use of Form S- 3, in addition to the rights contained in
Section 4.04, one or more Holders or holders of other securities which may be entitled to inclusion in a registration by SCC on Form S-3 shall have the right to request registration on Form S-3 (all such requests shall be in writing and shall state the number of shares of Registrable Securities or other securities to be disposed of and the intended methods of disposition of such shares by such Holders or other holders); PROVIDED, HOWEVER, that no request will be honored with respect to any proposed S-3 offering which would not include at least 1,000,000 SCC Shares. In case SCC shall receive from Holders a written request that SCC effect a registration on Form S-3 and any related state securities qualification or blue sky compliance with respect to such an amount of the Registrable Securities owned by such Holders, SCC shall:

            (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

            (b) as soon as practicable, use its reasonable best efforts to effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable

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Securities of any other Holders joining in such request as are specified in a written request given within twenty (20) days after receipt of such written notice from SCC; PROVIDED, HOWEVER, that SCC shall not be obligated to effect any such registration, qualification, or compliance pursuant to this Section 4.05: (i) if Form S-3 is not available for such offering by Holders; (ii) if SCC has, within the twelve (12) month period preceding the date of such request, already effected one registration on Form S-3 pursuant to this Section 4.05; or
(iii) in any jurisdiction in which SCC would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance unless SCC is already subject to service in such jurisdiction and except as may be required by the Securities Act.

      Subject to the foregoing, SCC shall effect such registration, qualification, or compliance (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders.

      If any registration to be effected pursuant to this Section 4.05 is to be an underwritten public offering, it shall be managed by an underwriter or underwriters acceptable to SCC and selected by a majority in interest of the Holders and other holders requesting registration. In such event, the right of any Holder to registration pursuant to this Section 4.05 shall be conditioned upon the participation by such Holder in such underwriting and the inclusion of the Registrable Securities of such Holder in the underwriting to the extent provided herein. If the managing underwriter so selected determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities held by such Holders and other holders to be included in such registration. SCC shall so advise such Holders and other holders, and the number of shares of Registrable Securities that may be included in the registration shall be allocated among the Holders of Registrable Securities and other holders pro rata, in proportion to the respective amounts of Registrable Securities and other securities entitled to inclusion in such registration held by such Holders and other holders at the time of the filing of the registration statement. Any Registrable Securities that are so excluded from the underwriting shall be excluded from the registration. As used throughout this Section the term "Form S-3" shall be deemed to include any equivalent successor form for registration pursuant to the Act.

      Section 4.06. REGISTRATION PROCEDURES. In connection with any registration of Registrable Securities required under this Article IV, SCC shall:

            (a) Prepare and file with the Commission a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become and remain effective as provided herein.

            (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and current and to comply with the provisions of the Securities Act with respect to the sale of or other disposition of all Registrable Securities covered by such registration statement, including such amendments and supplements as may be necessary to reflect the intended method of disposition of the prospective seller or sellers of such Registrable Securities, but for no longer than one hundred eighty (180) days subsequent to the effective date of such registration in the case of a registration statement on Form S-1 (or any similar form of registration statement required to set forth substantially identical information); PROVIDED, HOWEVER, that (i) such period shall be extended for a period of

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time equal to the period the underwriter recommends that the Holders refrain from selling the securities included in such registration due to marketing conditions or other conditions which adversely affect the offer and sale of such securities; and (ii) in the case of any registration of Registrable Securities on Form S-3 which is intended to be offered on a continuous or delayed basis, such period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415 permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post- effective amendment that (I) includes any prospectus required by Section 10(a)(3) of the Securities Act or (II) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (I) and
(II) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act in the registration statement.

            (c) Furnish to each prospective seller of Registrable Securities such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities of such seller.

            (d) Notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing.

            (e) Cause all such Registrable Securities registered hereunder to be listed on each securities exchange or approved for quotation on any inter-dealer quotation system on which similar securities issued by SCC are then listed or quoted.

            (f) Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number of all such Registrable Securities not later than the effective date of such registration.

            (g) Otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission.

      Each Seller of Registrable Securities shall not (until further notice) effect sales of shares covered by any registration statement after receipt of telegraphic or written notice from SCC to suspend sales to permit SCC to correct or update a registration statement or prospectus.

      Section 4.07. EXPENSES OF REGISTRATION. All Registration Expenses shall be borne by SCC; PROVIDED, HOWEVER, that in connection with any registration of securities, SCC shall only be responsible for the fees and costs of one counsel for the Holders (selected by a majority in interest of the Holders of Registrable Securities participating in the offering). All Selling Expenses relating to securities so registered shall be borne by the holders of such securities pro rata on the basis of the number of shares of securities so registered on their behalf.

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      Section 4.08. INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under this Article IV:

            (a) SCC will indemnify each Holder, each underwriter, if any, and each Person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained, on the effective date thereof, in any registration statement, any prospectus contained therein, or any amendment or supplement thereto, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, or any violation by SCC of any rule or regulation promulgated under the Securities Act applicable to SCC in connection with any such registration, qualification or compliance, and SCC will reimburse each such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that SCC will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to SCC by such Holder or underwriter and stated to be specifically for use therein. If the Holders are represented by counsel other than counsel for SCC, SCC shall not be obligated under this Section 4.08 to reimburse legal fees and expenses of more than one separate counsel for the Holders.

            (b) Each Holder, severally and not jointly, will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify SCC, each of its directors and officers and its legal counsel and independent accountants, each underwriter, if any, of SCC's securities covered by such a registration statement, and each person who controls SCC or such underwriter within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained, on the effective date thereof, in any such registration statement, any prospectus contained therein, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, and will reimburse SCC, and such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement or prospectus in reliance upon and in conformity with written information furnished to SCC by such Holder and stated to be specifically for use therein; PROVIDED, HOWEVER, that the obligations of each Holder shall be limited to an amount equal to the net proceeds to each such Holder of Registrable Securities sold as contemplated herein.

            (c) Each party entitled to indemnification under this Section 4.08 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the

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Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 4.08 to the extent such failure is not prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Notwithstanding anything to the contrary contained in this
Section 4.08(c), the Indemnified Party shall have the right to employ its own counsel in any action, claim, litigation, proceeding or investigation, and the fees and expenses thereof shall be borne by the Indemnified Party, unless the Indemnified Party shall have reasonably concluded that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party, in which case the Indemnifying Party shall bear all of such Indemnified Party's legal and other fees and expenses which arise in defense thereof. In such event, the Indemnifying Party shall not have the right to direct the defense of such action, claim, litigation, proceeding or investigation on behalf of the Indemnified Party.

            (d) If the indemnification provided for in this Section 4.08 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying the Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party with respect to such loss, liability, claim, damage or expense in the proportion that is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission (or alleged omission) to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

      Section 4.09. INFORMATION BY HOLDERS. Each Holder of Registrable Securities included in any registration shall furnish to SCC such information regarding such holders and the distribution proposed by such holder as SCC may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Article IV.

      Section 4.10. RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities without registration, SCC shall use its reasonable best efforts to:

            (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

            (b) File with the Commission in a timely manner all reports and other documents required of SCC under the Securities Act and the Exchange Act; and

            (c) Furnish to any Holder upon request, a written statement as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of SCC, and such other reports and documents of SCC and other information in the possession of or reasonably

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obtainable by SCC as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

      Section 4.11. TERMINATION OF REGISTRATION RIGHTS. The rights of each Holder under this Article IV shall terminate at such time as such Holder's Registrable Securities may be sold without registration in reliance upon Rule 144(k) promulgated under the Securities Act; PROVIDED, HOWEVER, that this
Section 4.11 shall not apply to any Holder who owns more than four percent (4%) of the outstanding SCC Shares until such time hereafter as the Holder owns less than four percent (4%) of the outstanding SCC Shares.

      Section 4.12. SCC'S OPTION TO PURCHASE RESTRICTED SECURITIES INSTEAD OF REGISTRATION. Notwithstanding anything in this Article IV to the contrary, in lieu of proceeding with the registration of all or any portion of the Restricted Securities of any Holder otherwise required hereunder, SCC, by written notice given to such holder prior to the effectiveness of any such registration, may elect to purchase, or cause any Affiliate to purchase, such Restricted Securities at a price per share, payable in cash, equal to the SCC Fair Market Value Per Share.

                                   ARTICLE V
                           MISCELLANEOUS PROVISIONS

      Section 5.01. BOARD OF DIRECTORS OF THE COMPANY. At such time as SCC may request, in its discretion, each of the Stockholders agrees to vote its or his Shares in favor of, and to otherwise cooperate with SCC in causing, the size of the Board of Directors of the Company to be increased to seven (7) directors, and the filling of the vacancies created by any such increase with persons designated by SCC, provided that the foregoing shall not limit SCC's own authority to directly or indirectly cause the foregoing to occur without such cooperation. The foregoing provision shall be of no further force or effect in the event that SCC ceases to own, directly or indirectly, a majority interest in the Company as a result of the exercise by the Senior Lender or the Subordinated Lender, as the case may be, of its rights under the Senior Loan Agreements or the Subordinated Loan Agreements (including, without limitation, the Stock Pledge Agreement), respectively.

      Section 5.02. PARTIES TO AGREEMENT. Every stockholder or holder of an Option of the Company, or holder of Restricted Securities, shall, at the option of the Company's or SCC's Board of Directors, be required to become a party to this Agreement by signing or causing to be signed on its behalf and delivering to the Company and SCC an Instrument of Accession if such Person is not already a party to this Agreement. Except as set forth herein, no Person shall become an owner of record of any Shares through a subsequent transfer from any Stockholder unless and until the Company and SCC have received an executed Instrument of Accession signed by such Person and, in the case of a transferee other than a Permitted Transferee, such Instrument of Accession shall have been accepted by the Company and SCC. No transfer of Shares shall be effective for any purpose unless and until recorded on the Company's record of stockholders upon surrender of the certificate representing such Shares, duly endorsed for transfer. Shares shall be issued and recorded only in the name of the beneficial owner thereof or in the name or name(s) of the trustee or nominee or trustees or nominees holding legal title thereto for such beneficial owner on a fully disclosed basis.

      Section 5.03. SECRETARY TO RETAIN COPY. The Company agrees to cause the Secretary of the Company, and SCC agrees to cause the Secretary, to maintain a copy of this Agreement on file at the Company's and SCC' main office, respectively, where it shall be available for inspection during normal business hours by any Stockholder.

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      Section 5.04. AMENDMENT AND WAIVER. No modification, amendment or waiver of any provision of this Agreement will be effective unless such modification, amendment or waiver is approved in writing by the Company, SCC and a majority in interest of the Shares then outstanding, and, if such modification, amendment or waiver would affect the provisions of Article IV, by a majority in interest of the Restricted Securities then outstanding. The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

      Section 5.05. SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or other jurisdiction, but his Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

      Section 5.06. ENTIRE AGREEMENT. Except as otherwise expressly set forth herein, this document embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

      Section 5.07. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be enforceable by (i) the Company, SCC, WC Holdings and their respective successors and assigns and (ii) the Holders and their respective heirs, executors, administrators and permitted assigns or each of them so long as they hold Shares or Restricted Securities or until this Agreement is terminated.

      Section 5.08. FURTHER ACTIONS. At any time and from time to time each party agrees, at its expense, to take such actions and to execute and deliver such documents as reasonably may be necessary to effectuate the purposes of this Agreement.

      Section 5.09. REMEDIES. The parties hereto will be entitled to enforce their rights under this Agreement specifically (without posting a bond or other security), to recover damages by reason of any material breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief in order to enforce or prevent any violation of the provisions of this Agreement.

      Section 5.10. GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with and subject to, the laws of the State of Delaware applicable to agreements made and to be performed entirely within such State.

      Section 5.11. EMPLOYMENT. Nothing contained in this Agreement is intended to create for any Stockholder who is employed by the Company or SCC (or any Affiliate thereof) any right to continued employment with the Company or SCC (or any Affiliate thereof) or employment in the same position or on the same terms as those currently in effect.

      Section 5.12. NOTICES. Any notice or other communication in connection with this Agreement shall be deemed to be delivered and received if in writing (or in the form of a telex or telecopy) addressed as provided below (a) when actually delivered in person, (b) when telexed or telecopied to said address, and confirmed by mail or overnight courier service, (c) in the case of delivery by mail, when three (3) business days shall have elapsed after the same shall have been deposited in the United States mails, postage prepaid and registered or certified, or (d) in the case of delivery by overnight courier service, when one (1) business day shall have elapsed after the same shall have been deposited with such courier in accordance with the standard procedures of such courier.

      (i) If to the Company, Security Capital or WC Holdings, at: c/o Capital Partners
            One Pickwick Plaza
            Suite 310
            Greenwich, Connecticut 06830
            Attn: Brian D. Fitzgerald

                  with a copy to:

                  Finn Dixon & Herling LLP
                  One Landmark Square
                  Stamford, Connecticut 06901
                  Attn: Michael J. Herling, Esq.

      (ii) If to any other Stockholder, at the address for such Stockholder specified on Schedule 2 hereto.

      (iii) If to any other Person who becomes a party hereto, to him at his address set forth in the Instrument of Accession signed by such party;

      (iv) To such other address or addresses as shall be specified by any party hereto by like notice.

      Section 5.13. TERMINATION. This Agreement shall terminate as to any Holder by the Transfer (other than to a Permitted Transferee or an individual Holder's estate) of all of such Holder's Shares, Options and Restricted Securities in accordance with the provisions of this Agreement.

      Section 5.14. VARIATIONS IN PRONOUNS. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

      Section 5.15. HEADINGS. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

      Section 5.16. COUNTERPARTS; ADDITIONAL PARTIES. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

             [THE REST OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

                  [SIGNATURE PAGE TO STOCKHOLDERS' AGREEMENT]

            IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

                              SECURITY CAPITAL CORPORATION


                              By: /S/ BRIAN D. FITZGERALD
                              Name: Brian D. Fitzgerald
                              Title: Chairman


                              WC HOLDINGS, INC.


                              By:  /S/ BRIAN D. FITZGERALD
                              Name: Brian D. Fitzgerald
                              Title: President

                              HP ACQUISITION CORP.


                              By:  /S/ BRIAN D. FITZGERALD
                              Name: Brian D. Fitzgerald
                              Title: President

                              /S/ ROBERT J. BOSSART
                                  Robert J. Bossart

                              /S/ RANDY E. JONES
                                  Randy E. Jones

                              /S/ RICHARD T. KURTH
                                  Richard T. Kurth

                              /S/ PAUL A. MILLER
                                  Paul A. Miller

                              /S/ DANIEL R. SULLIVAN
                                  Daniel R. Sullivan

                              /S/ JONATHAN R. WAGNER
                                  Jonathan R. Wagner

                    SCHEDULE 1 TO STOCKHOLDERS' AGREEMENT


                            INSTRUMENT OF ACCESSION

      Reference is made to that certain Stockholders' Agreement dated as of December 21, 2000, a copy of which is attached hereto (as amended and in effect from time to time, the "Stockholders' Agreement"; capitalized terms used herein and not otherwise defined have the meanings given to such terms in the Stockholders' Agreement), among Health Power, Inc., a Delaware corporation, as successor to HP Acquisition Corporation (the "Company"), Security Capital Corporation, a Delaware corporation ("SCC"), and the other persons set forth therein.

      The undersigned, in order to become the owner or holder of ____________ Shares (and, if applicable, _____________ Options), hereby agrees that by the undersigned's execution hereof, and the Company's and SCC's acceptance hereof, the undersigned shall become a party to the Stockholders' Agreement and subject to all of the restrictions, conditions and obligations applicable to Holders set forth in the Stockholders' Agreement.

Executed as of the date set forth below under the laws of the State of Delaware.

                                    Name: ___________________________________

                                    Signature: ______________________________

                                    Address: ________________________________

                                    Date: ___________________________________


Accepted:

HEALTH POWER, INC.                  SECURITY CAPITAL CORPORATION

By: ________________________        By: _____________________________________
Title: _____________________        Title: __________________________________
Date: ______________________        Date: ___________________________________

                    SCHEDULE 2 TO STOCKHOLDERS' AGREEMENT

                            ADDRESSES FOR NOTICES

      Robert J. Bossart
      c/o CompManagement, Inc.
      6377 Emerald Parkway
      Dublin, Ohio 43017
      Telecopy No: (614) 790-2400

      Randy E. Jones
      c/o CompManagement, Inc.
      6377 Emerald Parkway
      Dublin, Ohio 43017
      Telecopy No: (614) 790-2400


      Richard T. Kurth
      c/o CompManagement, Inc.
      6377 Emerald Parkway
      Dublin, Ohio 43017
      Telecopy No: (614) 790-2400

      Paul A. Miller
      c/o CompManagement, Inc.
      6377 Emerald Parkway
      Dublin, Ohio 43017
      Telecopy No: (614) 790-2400


      Daniel R. Sullivan
      c/o CompManagement, Inc.
      6377 Emerald Parkway
      Dublin, Ohio 43017
      Telecopy No: (614) 790-2400


      Jonathan R. Wagner
      c/o CompManagement, Inc.
      6377 Emerald Parkway
      Dublin, Ohio 43017
      Telecopy No: (614) 790-2400